                   LICENSE RENEWAL AGREEMENT


BETWEEN:

                    PARA MAS INTERNET INC.
              a body corporate with an office in
         the City of Surrey, Province of British Columbia
             (hereinafter referred to as APMII@)

                                                 OF THE FIRST PART

                           -and-

        DESTINATION T.B.G. DEVELOPMENT & MARKETING CORP.
              a body corporate with an office in
         the City of Surrey, Province of British Columbia
            (hereinafter referred to as the ALicensor@)

                                                 OF THE SECOND PART


     WHEREAS by license agreement dated the 11th day of April, 1997 (the ALicense Agreement@), the Licensor granted International Bible Games Inc. (AIBG@) an exclusive worldwide license to manufacture, use, distribute, market and sell a board game known as ADestination Thee Bible Game@ (the AMaster Game@) and derivative or related products which may be developed by the Licensor relating to the Master Game; and whereas a true copy of the License Agreement is attached as Schedule AA@ to this Agreement;

     AND WHEREAS among other terms, the License Agreement provides:

     (a) for an initial term of the Agreement of five years ending the 10th day of April, 2002;

     (b) that in order to maintain the License Agreement in good standing, the Licensee under such Agreement will have to meet certain performance criteria; and

     (c) that the Licensee will pay certain royalties to the Licensor as calculated in accordance with the License
            Agreement.

     AND WHEREAS by Acquisition Agreement dated November 1, 2000, PMII agreed to purchase and acquire all of the business assets of IBG and by Acquisition Agreement dated November 1, 2000, PMII agreed to purchase and acquire all of the business assets of the Licensor such that PMII has assumed all obligations as Licensee under the terms of the License Agreement;



     AND WHEREAS the parties hereto wish to confirm and acknowledge their respective rights under the License Agreement and enter into an early Renewal Agreement to extend the term of the License
Agreement;

     NOW THEREFORE in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

1.    Assignment/Novation

      The parties to this Agreement mutually acknowledge and agree that PMII has purchased and acquired all ownership and distribution rights relating to the Master Game and has assumed all obligations of IBG under the License Agreement, such that as at November 1, 2000 PMII was novated into and was granted all benefits provided to and assumed all obligations as Licensee under the terms of the License Agreement.

2.    Renewal of Term

      Subject to those amendments mutually agreed upon by the parties as set out in Article 3 hereof, PMII and the Licensor mutually acknowledge and agree that effective as at September 1, 2001 (the AEffective Date@) the term of the License Agreement shall be extended and renewed for a five (5) year term commencing on the Effective Date and expiring on the 31st day of August, 2006.

3.    Amendments

      PMII and the Licensor agreed that as at the Effective Date, the terms of the License Agreement shall be amended as follows:

      (a)    Article 3(a) shall be amended to read:

             AThe rights granted to the Licensee pursuant to this Agreement shall continue for a term of five (5) years commencing from the 1st day of September, 2001 and ending on the 31st day of August, 2006, unless this Agreement is earlier terminated by either of the parties as provided for herein.@

      (b)    Article 4(a) shall be amended to read:

             ATo maintain this License in good standing, the Licensee agrees as follows:

             (i) to manufacture and sell not less than Three Hundred Thousand (300,000) Master Games during the first year of the term of this Agreement (September 1, 2001 to August 31, 2002); and

             (ii) in each successive year, the Licensee agrees to manufacture and sell not less than Five Hundred Thousand (500,000) of the Master Games.

     (c)     Article 5(a) shall be amended to read:

             AThe Licensee shall pay the Licensor the following
             Royalties during each year of the term of this Agreement:

             (i) 0 - 200,000 Games: The Licensee shall pay to the Licensor Two ($2.00) Dollars USD per game for the first 200,000 games manufactured and sold during each year of the term of this License Agreement.

             (ii) Over 200,000 Games: The Licensee shall pay the Licensor Fifteen (15%) percent of the Manufactured Cost (which shall not be less than One ($1.00) Dollar USD) for each game manufactured and sold beyond the initial 200,000 games during each year of the License Agreement.

             (iii)  Other Products:

                    ! The Licensee shall pay to the Licensor Fifteen (15%) percent of the wholesale cost of any derivative or any other product including any electronic version manufactured during each year of the term of this License Agreement.

              (iv)   Computer Related Products:

                     ! The Licensee shall pay to the Licensor Fifteen (15%) percent of the wholesale costs per unit of any ACD-ROM@ sales or other similar technology and Ten (10%) percent of the gross proceeds from the sale of any electronic or computer related products during each year of the term of this License Agreement.

      (d)    Article 8(a)(ii) shall be amended to read:

             Athe Licensee is a corporation duly incorporated and subsisting under the laws of the State of Nevada@.


      (e) Article 21(a) is amended to change the address for notices to the Licensee as follows:

             APara Mas Internet Inc.
             3360 West Sahara Avenue, Suite 200
             Las Vegas, Nevada, 89102"

4.    Ratification of License Agreement

      The parties hereto mutually acknowledge and agree that except as amended hereby, all other terms, conditions and provisos of the License Agreement shall remain in force and effect and that from and after the Effective Date, the License Agreement, as amended hereby, is and shall be considered a legal and binding Agreement enforceable by and again each of the parties hereto as their respective rights under such License Agreement as amended.

5.    Counterpart

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party(ies); provided, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

      IN WITNESS WHEREOF this Agreement has been executed by the proper and authorized officers of each of the corporations on this 31 day of August, 2001.


                               PARA MAS INTERNET INC.

                               Per:  /s/ Montel Hill
                                    ------------------------------

                               Per:  /s/ Don McFadyen
                                    ------------------------------


                               DESTINATION T.B.G. DEVELOPMENT
                               & MARKETING CORP.

                               Per:  /s/ Murray McFadyen
                                    -------------------------------

                               Per:  /s/ Mary Wiens
                                    -------------------------------